Exhibit 21.1

SUBSIDIARIES LIST

Direct and Indirect Subsidiaries
of Prestige Brands Holdings, Inc.

Name___________________________        Jurisdiction of Incorporated/Organization

Blacksmith Brands, Inc.                    Delaware
Care Acquisition Company Pty Limited            Australia
Care Pharmaceuticals Pty Limited                Australia
Cellegy Australia Pty                        Australia
Clear Eyes Pharma Limited                    England and Wales
Insight Pharmaceuticals Corporation                Delaware
Insight Pharmaceuticals LLC                    Delaware
Medtech Holdings, Inc.                    Delaware
Medtech Products Inc.                    Delaware
PBH Australia Holdings Company Pty Limited        Australia
Practical Health Products, Inc.                Delaware
Prestige Brands Holdings, Inc.                Virginia
Prestige Brands, Inc.                        Delaware
Prestige Brands International, Inc.                Virginia
Prestige Brands (UK) Limited                England and Wales
Prestige Services Corp.                    Delaware
The Cutex Company                        Delaware
The Spic and Span Company                    Delaware
Wartner USA B.V.                        Netherlands